                                                                      Exhibit 99
                                                                      ----------

                                  PRESS RELEASE
                                  -------------

                              For Immediate Release

For More Information Contact:
-----------------------------
R. Steve Aaron, President and CEO
United Community Bancorp
1039 2/nd/ Street, NE
Hickory, North Carolina  28601-3843


                            UNITED COMMUNITY BANCORP
                      ANNOUNCES STOCK REPURCHASE AUTHORITY

Hickory, North Carolina. (Nasdaq Small Cap: "UCBB") At its initial Board of Director's meeting, United Community Bancorp (formerly Catawba Valley Bancshares, Inc.) announced that it had authorized the repurchase, from time to time, during the next twelve months, of up to 100,000 shares of its common stock to be purchased on the open market or in privately negotiated transactions. R. Steve Aaron, President, stated: "The purpose of this authorization is to permit us to repurchase shares of our common stock should blocks become available. We are pleased that our capital position would allow this. We do not intend to actively solicit repurchases, but will consider repurchases from time to time during the next twelve months as shares become available."

United Community Bancorp is the renamed bank holding company resulting from the affiliation of First Gaston Bank of North Carolina with Catawba Valley Bancshares, Inc. United Community Bancorp now is the parent holding company for Catawba Valley Bank and First Gaston Bank. The share exchange transaction with First Gaston Bank was consummated at the close of business on December 31, 2001.


                              ***END OF RELEASE***